                        DEP CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                         Three Months Ended
                                                              October 31,
                                                       ----------------------
                                                         1996          1995
                                                       --------      --------

Net loss............................................   $ (2,063)     $   (383)
                                                       --------      --------
                                                       --------      --------

Shares:
 Weighted average shares outstanding................      6,251         6,248
                                                       --------      --------
                                                       --------      --------

Loss per share......................................   $  (0.33)     $  (0.06)
                                                       --------      --------
                                                       --------      --------







                                   Exhibit 11


                                       18